UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2009
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27264 (Commission File Number)	33-0687976 (IRS Employer Identification No.)

	750 Battery Street, Suite 330 San Francisco CA (Address of Principal Executive Offices)	94111 (Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 14, 2009, VIA Pharmaceuticals, Inc. (the “Company”) drew down $2.0 million in principal amount for general corporate purposes under the Note and Warrant Purchase Agreement, dated as of March 12, 2009 (the “Loan Agreement”), by and among Bay City Capital Fund IV, L.P., its affiliate Bay City Capital Fund IV Co-Investment Fund, L.P. (collectively, the “Investors”) and the Company. Pursuant to the Loan Agreement, the Investors agreed to lend to the Company in the aggregate up to $10.0 million, pursuant to the terms of promissory notes (collectively, the “Notes”) delivered under the Loan Agreement. The Company has previously borrowed $6.0 million in principal amounts and following the drawdown on August 14, 2009, the Company (subject to the Investors’ approval) may borrow in the aggregate up to an additional $2.0 million at subsequent closings pursuant to the terms of the Loan Agreement and Notes.
     The Notes are secured by a first priority lien on all of the assets of the Company. Amounts borrowed under the Notes accrue interest at the rate of fifteen percent (15%) per annum, which increases to eighteen percent (18%) per annum following an event of default. Unless earlier paid in accordance with the terms of the Notes, all unpaid principal and accrued interest shall become fully due and payable on the earliest to occur of (i) September 14, 2009, (ii) the closing of a debt, equity or combined debt/equity financing resulting in gross proceeds or available credit to the Company of not less than $20.0 million and (iii) the closing of a transaction in which the Company sells, conveys, licenses or otherwise disposes of a majority of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.
     Pursuant to the Loan Agreement, the Company issued to the Investors Warrants (the “Warrants”) on March 12, 2009, to purchase an aggregate of 83,333,333 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company at $0.12 per share. As set forth in the Warrants, the Warrant Shares vest based on the amount of borrowings under the Notes and the passage of time. Based on the $2.0 million drawdown on August 14, 2009, 8,333,333 Warrant Shares vested immediately (bringing the aggregate vested and exercisable Warrant Shares held by the Investors to 58,333,331) and 8,333,333 will vest 45 days after August 14, 2009 if certain conditions are met as provided for in the Warrants. The Warrant Shares, to the extent they are vested and exercisable, are exercisable at any time until 5:00 p.m. (Pacific Time) on March 12, 2014, upon the surrender to the Company of the properly endorsed Warrant Shares, as specified in the Warrants.
     The foregoing descriptions of the Loan Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are attached as exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: August 14, 2009
By:	/s/ James G. Stewart
James G. Stewart
Title:	Senior Vice President, Chief Financial Officer and Secretary